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                       [Letterhead of Proskauer Rose, LLP]

January 31, 2000

The Board of Directors
Comtech Telecommunications Corp.
105 Baylis Road
Melville, New York 11747

Gentlemen :

You have requested our opinion in connection with the filing by Comtech Telecommunications Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 2,645,000 shares (the "Shares") of the Company's common stock, par value $0.10 (the "Company Stock"), of which 345,000 shares of Common Stock are subject to a 30-day over-allotment option granted to the underwriters by the Company.

We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the underwriting agreement, a form of which is filed as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable.

The foregoing opinion relates only to matters of the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting part of



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The Board of Directors
January 31, 2000
Page 2

the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

PROSKAUER ROSE LLP


/s/ Robert A. Cantone
---------------------------
  A Member of the Firm